Exhibit 99.2

Supplemental Financial Report Fourth Quarter 2018 February 28, 2019

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS This presentation may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond our control, and may cause actual results to differ significantly from those expressed in any forward-lookingstatement. Among others, the following uncertainties and other factors could cause actual results to differ from those set forth in the forward-looking statements: operating costs and business disruption may be greater than expected; the Company’s operating results may differ materially from the information presented in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018; the fair value of the Company’s investments may be subject to uncertainties; the Company’s use of leverage could hinder its ability to make distributions and may significantly impact its liquidity position; given the Company’s dependence on its external manager, an affiliate of Colony Capital, Inc., any adverse changes in the financial health or otherwise of its manager or Colony Capital, Inc. could hinder the Company’s operating performance and return on stockholder’s investment; the ability to realize substantial efficiencies as well as anticipated strategic and financial benefits, including, but not limited to expected returns on equity and/or yields on investments; and the impact of legislative, regulatory and competitive changes. The foregoing list of factors is not exhaustive. Additional information about these and other factors can be found in in Part I, Item 1A of the Company’s Annual Report on Form 10-K for thefiscalyear ended December 31, 2018, as well as in Colony Credit Real Estate’s other filings with the Securities and Exchange Commission. We caution investors not to unduly rely on any forward-looking statements. The forward-looking statements speak only as of the date of this presentation. Colony Credit Real Estate is under no duty to update any of these forward-looking statements after the date of this presentation, nor to conform prior statements to actual results or revised expectations, and Colony Credit Real Estate does not intend to do so.

IMPORTANT NOTE REGARDING NON-GAAP FINANCIAL MEASURES AND DEFINITIONS We present Core Earnings, which is a non-GAAP supplemental financial measure of our performance. We believe that Core Earnings provides meaningful information to consider in addition to our net income and cash flow from operating activities determined in accordance with U.S. GAAP. This supplemental financial measure helpsusto evaluate our performance excluding the effects of certain transactions and U.S GAAP adjustments that we believe are not necessarily indicative of our current portfolio and operations. We also use Core Earnings to determine the incentive fees we pay to our Manager. For information on the fees we pay our Manager, see Note 11, “Related Party Arrangements” to our consolidated financial statements included in Form 10-K. In addition, we believe that our investors also use Core Earnings or a comparable supplemental performance measure to evaluate and compare the performance of us and our peers, and as such, we believe that the disclosure of Core Earnings is useful to our investors. We define Core Earnings as U.S. GAAP net income (loss) attributable to our common stockholders (or, without duplication, the owners of the common equity of our direct subsidiaries, such as our operating partnership) and excluding (i) non-cash equity compensation expense, (ii) the expenses incurred in connection with our formation, (iii) the incentive fee, (iv) acquisition costs from successful acquisitions, (v) depreciation and amortization, (vi) any unrealized gains or losses or other similar non-cash items that are included in net income for the current quarter, regardless of whether such items are included in other comprehensive income or loss, or in net income, (vii) one-time events pursuant to changes in U.S. GAAP and (viii) certain material non-cash income or expense items that in the judgment of management should not be included in Core Earnings. For clauses (vii) and (viii), such exclusions shall only be applied after discussions between our Manager and our independent directors and after approval by a majority of our independent directors. Core Earnings reflects adjustments to U.S. GAAP net income to exclude impairment of real estate and provision for loan losses.Such impairmentand losses may ultimately be realized, in part or full, upon a sale or monetization of the related investments and such realized losses would be reflected in Core Earnings. Core Earnings does not represent net income or cash generated from operating activities and should not be considered as an alternative to U.S. GAAP net income or an indication of our cash flows from operating activities determined in accordance with U.S. GAAP, a measure of our liquidity, or an indication of funds available to fund our cash needs, including our ability to make cash distributions. In addition, our methodology for calculating Core Earnings may differ from methodologies employed by other companies to calculate the same or similar non-GAAP supplemental financial measures, and accordingly, our reported Core Earnings may not be comparable to the CoreEarnings reportedby other companies. The Company calculates core earnings per share, a non-GAAP financial measure, based on a weighted average (“W.A.”) number of common shares and operating partnership units (held by members other than the Company or its subsidiaries). We believe net operating income (“NOI”) and earnings before interest, tax, depreciation and amortization (“EBITDA”) are useful measures of operating performance of our net lease and operating real estate portfolios as they are more closely linked to the direct results of operations at the property level. NOI also reflects actual rents received during the period after adjusting for the effects of straight-line rents and amortization of above- and below- market leases; therefore, a comparison of NOI across periods better reflects the trend in occupancy rates and rental rates of the Company’s properties. NOI and EBITDA exclude historical cost depreciation and amortization, which are based on different useful life estimates depending on the age of the properties, as well as adjust for the effects of real estate impairment and gains or losses on sales of depreciated properties, which eliminate differences arising from investment and disposition decisions. This allows for comparability of operating performance of the Company’s properties period over period. Additionally, by excluding corporate level expenses or benefits such as interest expense, any gain or loss on early extinguishment of debt and income taxes, which are incurred by the parent entity and are not directly linked to the operating performance of the Company’s properties, NOI and EBITDA provide a measure of operating performance independent of the Company’s capital structure and indebtedness. However, the exclusion of these items as well as others, such as capital expenditures and leasing costs, which are necessary to maintain the operating performance of the Company’s properties, and transaction costs and administrative costs, may limit the usefulness of NOI and EBITDA. NOI and EBITDA may fail to capture significant trends in these components of U.S. GAAP net income (loss) which further limits its usefulness. NOI and EBITDA should not be considered as an alternative to net income (loss), determined in accordance with U.S. GAAP, as an indicator of operating performance. In addition, the Company’s methodology for calculating NOI involves subjective judgment and discretion and may differ from the methodologies used by other companies, when calculating the same or similar supplemental financial measures and may not be comparable with other companies. 3

IMPORTANT NOTE REGARDING NON-GAAP FINANCIAL MEASURES AND DEFINITIONS (CONT’D) The Company presents pro rata (“at share” or “at CLNC share”) financial information, which is not, and is not intended to be, a presentation in accordance with GAAP. The Company computes pro rata financial information by applying its economic interest to each financial statement line item on an investment-by-investment basis. Similarly, noncontrolling interests’ (“NCI”) share of assets, liabilities, profits and losses was computed by applying noncontrolling interests’ economic interest to each financial statement line item. The Company provides pro rata financial information because it may assist investors and analysts in estimating the Company’s economic interest in its investments. However, pro rata financial information as an analytical tool has limitations. Other companies may not calculate their pro rata information in the same methodology, and accordingly, the Company’s pro rata information may not be comparable to other companies pro rata information. As such, the pro rata financial information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP, but may be used as a supplement to financial information as reported under GAAP. We present Return on Equity (“ROE”), which is a supplemental financial measure that represents the initial net investment-level earnings generated by an investment expressed as a percentage of the net equity capital invested. The Company calculates net investment-level earnings for investments in loans and CRE debt securities as the sum of the stated cash coupon income and any non-cash income (such as payment in-kind income and amortization/accretion of purchase discounts and origination, extension and exit fees) less investment-level financing costs. For investments in net lease real estate, the Company calculates net investment-level earnings by subtracting investment-level financing costs from net operating income. Net equity capital invested is calculated by taking the gross initial invested capital less any financing. With respect to certain loans and investment-level financing, the Company assumes the one-month USD LIBOR as of December 31, 2018 when calculating ROE. The Company’s ROE calculation relies on a number of assumptions and estimates that are subject to change, some of which are outside the control of the Company. Actual results may differ materially from the Company’s expectations. As such, there can be no assurance that the actual ROE will be equivalent to the estimated ROE. In addition, the Company’s methodology forcalculating ROE may differ from methodologies employed by other companies to calculate the same or similar supplemental financial measures, and accordingly, the presented ROE may not be comparable to the ROE reported by other companies.

NOTES REGARDING REPORTABLE SEGMENTS Colony Credit Real Estate, Inc. (“CLNC”, “Colony Credit Real Estate”, the “Company” or “We”) currently holds investment interests through the following four reportable segments, which are based on how management reviews and manages its business: Loan Portfolio As of December 31, 2018, the Company’s Loan Portfolio included senior mortgage loans, mezzanine loans and preferred equity interests as well as participations in such loans. The Loan Portfolio also includes acquisition, development and construction loan arrangements accounted for as equity method investments as well as loans and preferred equity interests held through joint ventures with an affiliate of our Sponsor (Colony Capital, Inc.) which were deconsolidated asaresult of the merger and subsequently treated as equity method investments. • Senior mortgage loans include junior participations in our originated senior mortgage loans for which we have syndicated the senior participations to other investors and retained the junior participations for our portfolio and contiguous mezzanine loans where we own both the senior and junior loan positions. We believe these investments are more similar to the senior mortgage loans we originate than other loan types given their credit quality and risk profile • Mezzanine loans include other subordinated loans • Preferred equity balances include related equity participation interests CRE Debt Securities As of December 31, 2018, the Company’s Commercial Real Estate (“CRE”) Debt Securities included both investment grade and non-investment grade rated CMBS bonds (including “B-pieces” of CMBS securitization pools or “B-Piece” investments). Net Lease Real Estate (or “Net Lease”) As of December 31, 2018, the Company’s Net Lease investments included direct investments in commercial real estate with long-term leases to tenants ona net lease basis, where such tenants are generally responsible for property operating expenses such as insurance,utilities,maintenance capital expenditures and real estate taxes. Other As of December 31, 2018, the Company’s Other assets included direct investments in operating real estate, real estate acquired in settlement of loans and investments in real estate private equity interests (“Private Equity Interests” or “PE Interests”).

TABLE OF CONTENTS Page I. Business Developments & Portfolio Highlights 7 II. Loan Portfolio 9 III. CRE Debt Securities 11 IV. Net Lease Real Estate 12 V. Other Assets 13—Operating Real Estate—Private Equity Interests VI. Capitalization 15 VII. Appendix 17

I. BUSINESS DEVELOPMENTS & HIGHLIGHTS ï,§ Fourth quarter 2018 GAAP net loss attributable to common stockholders of $(127.1) million, or $(1.00) per diluted share, and core earnings of $(37.3) million, or $(0.29) per diluted share. Excluding: (i) private equity secondaries mark-to-market adjustments of $34.8 million and $34.9 million deferred tax write-off and (ii) $10.2 million of realized losses from sale of property and resolutions of loans: core earnings of $42.6 million, or $0.33 per diluted share(1)ï,§ Fiscal year 2018 GAAP net loss attributable to common stockholders of $(168.5) million, or $(1.41) per diluted share, and core earnings of $86.1 million, or $0.70 per diluted share. Excluding realized net losses, 2018 core earnings of $175.8 million, or $1.42 per diluted share(2)ï,§ Undepreciated book value of $2.9 billion, or $21.81 per diluted share, as of December 31, 2018 Business & ï,§ Declared and paid a monthly cash dividend of $0.145 per share of Class A and Class B-3 common stock for October, November and Financial December 2018. The dividend represents an annualized dividend of $1.74 per share of common stock, equating to an 9.8% annualized dividend yield based on the $17.70 closing price on February 26, 2019 ï,§ Subsequent to quarter end, the Company’s Board of Directors declared a monthly cash dividend of $0.145 per share of common stock for January and February 2019ï,§ During the fourth quarter, recorded $77 million of impairments at CLNC ownership share related to four separate borrowers as a result of updates to the timing and likely range of outcomes achievable in connection with asset foreclosures and dispositions. In addition, recorded a $70 million impairment as a result of potential outcomes related to the sale of our real estate private equity investments, which included a $35 million write-off of a deferred tax asset ï,§ During the fourth quarter, allocated and initially funded $561 million and $531 million of capital, respectively. This includes a third European investment in a mixed-use development projectï,§ For the full year 2018, allocated approximately $2.2 billion of capital across 38 investments with an expected weighted average return Investment on equity of approximately 12% Activity ï,§ Subsequent to quarter end, allocated and initially funded an additional $247 million and $199 million of capital, respectivelyï,§ During the fourth quarter, sold largest non-core operating real estate office portfolio by carrying value for a total sales price of $177 million ï,§ During the fourth quarter, completed a $125 million upsize under the accordion feature of the corporate revolving credit facility, increasing total commitments from $400 million to $525 million. Subsequent to quarter end, executed an additional $35 million upsize from $525 million to $560 million Capitalization ï,§ During the fourth quarter, closed on a new master repurchase facility for $300 million, bringing total master repurchase capacity to & Liquidity approximately $2.1 billion at quarter end ï,§ As of February 26, 2019, total corporate liquidity of approximately $278 million through cash-on-hand and availability under the corporate revolving credit facility 7

II. LOAN PORTFOLIO HIGHLIGHTS (As of December 31, 2018; at CLNC share) Overview Investment type(5) Preferred equity (1) 11% $2.8 billion Total loan portfolio Mezzanine loans Senior 16% loans 73% 76 Total number of investments Property type(5) $36 million Average loan size Industrial Other(6) 6% 8% Hotel Retail 31% 85% % Senior loans floating rate 12% Multifamily (2) Office W.A. remaining term 15% 2.4 years 28% Geography(5) (3) Midwest Other(7) Southwest 5% 4.0 years W.A. extended remaining term <1% 8% Europe 8% West 55% (4) Southeast 8.3% W.A. unlevered all-in yield 9% Northeast 15% 9 See footnotes in the appendix 9

II. LOAN PORTFOLIO OVERVIEW ($ in thousands; as of December 31, 2018; at CLNC share) Number of Carrying Net carrying W.A. unlevered W.A. remaining W.A. extended investments value(1) value(2) all-in yield(3) term (years)(4) term (years)(5) Floating rate Senior mortgage loans 43 $ 1,724,644 $ 764,532 6.5% 1.8 3.6 Mezzanine loans 6 54,917 54,917 12.4% 1.0 2.9 Total / W.A. floating rate 49 1,779,561 819,449 6.6% 1.7 3.6 Fixed rate Senior mortgage loans 7 294,301 294,301 13.4% 2.1 3.8 Mezzanine loans 12 382,711 382,711 10.5% 1.9 3.2 Preferred equity(6) 8 298,500 298,500 10.8% 7.1 7.5 Total / W.A. fixed rate 27 975,512 975,512 11.4% 3.5 4.7 Total / W.A. 76 $ 2,755,073 $ 1,794,961 8.3% 2.4 4.0

III. CRE DEBT SECURITIES ($ in thousands; as of December 31, 2018; at CLNC share) Number of Principal Carrying Net carrying W.A. unlevered W.A. term Rating (1) (1) (2) (3) (4) investments amount value value all-in yield in years Investment grade rated BBB- 39 $ 253,666 $ 203,212 $ 55,251 6.3% 7.6 Non-invesment grade rated BB | B 4 38,618 24,972 8,630 11.9% 6.2 “B-Pieces” of CMBS securitization pools(5) — 10 234,817 143,043 116,716 7.5% 5.4 Total / W.A. 53 $ 527,101 $ 371,227 $ 180,597 7.2% 6.6 CRE debt securities by vintage(6) 30% Investment grade 24% 25% Non-investment grade 21% “B-Piece” investments 20% 17% 14% portfolio 15% 10% of 10% 8% % 6% 5% 0% 0% 2011 2012 2013 2014 2015 2016 2017 2018 Vintage year 11 See footnotes in the appendix 11

IV. NET LEASE REAL ESTATE ($ and square feet in thousands; as of December 31, 2018, unless otherwise stated; at CLNC share) Number of Rentable Undepreciated Undepreciated Annualized W.A. % leased W.A. remaining (1) (2) Q4 NOI(3) (4) (5) (6) buildings square feet carrying value net carrying value Q4 NOI at end of period lease term (years) Industrial 47 11,577 $ 770,244 $ 263,810 $ 10,656 $ 42,624 95% 9.7 Office 30 2,133 479,026 224,936 6,446 25,784 92% 9.1 Retail 10 468 69,170 24,738 1,350 5,400 100% 5.6 Total / W.A. 87 14,178 1,318,440 513,484 $ 18,452 $ 73,808 95% 9.3 Property type(7) Geography(7) W.A. remaining lease term(6)(7) Retail Northeast <1.0 yr 5% 5% 3% Southeast Midwest 16% 28% 3.1—4.0 yrs Office +5.0 yrs 42% 36% Industrial 55% 59% Europe 25% West 26% 4.1—5.0 yrs <1% 12 See footnotes in the appendix 12

V. OPERATING REAL ESTATE ($ and square feet in thousands; as of December 31, 2018, unless otherwise stated; at CLNC share) Number of Rentable Undepreciated Undepreciated Q4 NOI / Annualized W.A. % leased W.A. remaining buildings square feet carrying value(1) net carrying value(2) EBITDA(3) Q4 NOI / EBITDA(4) at end of period(5) lease term (years)(6) Office 14 1,883 $ 391,803 $ 201,563 $ 4,372 $ 17,488 88% 4.3 Multifamily 107 n/a 202,755 99,116 3,664 14,656 92% n/a Hotel 3 n/a 120,541 120,541 2,976 11,904 65% n/a Total / W.A. 124 1,883 715,099 421,220 $ 11,012 $ 44,048 85% 4.3 Property type(7) Geography(7) W.A. remaining lease term(6)(7) Southwest Hotel 10% 17% 1.1—2.0 yrs +5 yrs Midwest 24% 32% Northeast 23% 41% Office Multifamily 55% 28% Southeast 4.1—5.0 yrs 26% 44% *During the fourth quarter 2018, the Company sold its largest non-core operating real estate multi-tenant office portfolio by carrying value. As a result of the sale, Q4 NOI / EBITDA and Annualized Q4 NOI / EBITDA excludes the financial results related to this investment 13 See footnotes in the appendix 13

V. PRIVATE EQUITY INTERESTS (As of December 31, 2018, unless otherwise stated; at CLNC share) Overview Investment type(4) Industrial Retail 2% Residential / 10% (1) Condo $161 million Carrying value 21% Lodging 11% % of total investment portfolio(2) Other(5) Office 3% 11% 16% Land 13% Multifamily 16% 105 Total number of funds Geography(4) Midwest Mexico & 5% Caribbean 3% Mid-Atlantic Asia 5% 20% Carrying value as a % of underlying 69% General Partner NAV(3) Southeast 11% West Northeast 19% 12% Europe Various (US) 12% 13% 14 See footnotes in the appendix 14

VI. CAPITALIZATION HIGHLIGHTS (As of December 31, 2018, unless otherwise stated; at CLNC share) Overview Capital structure(4) CMBS credit $5.3 billion Total capitalization facilities Securitization bonds (excluding cash) 4% payable Corporate revolving 1% credit facility 5% $2.5 billion Total outstanding debt(1) Master repurchase facilities $245 million Corporate revolving credit 17% ($560 million maximum facility availability facility availability) As of February 26, 2019 $1.1 billion Master repurchase facilities ($2.1 billion maximum availability facilities availability) As of February 26, 2019 Stockholders’ Mortgage debt equity(5) (2) 21% 52% 0.9x Net debt-to-equity ratio Total capitalization 4.56% Blended cost of financing(3) $5.3 billion 15 See footnotes in the appendix 15

VI. CAPITALIZATION OVERVIEW ($ in thousands; as of December 31, 2018; at CLNC share) Maximum Recourse vs. W.A. extended W.A. contractual W.A. all-in Outstanding availability Non-recourse(1) maturity(2) interest rate(2) COF(2)(3) debt (UPB)(4) Corporate debt Corporate revolving credit facility* $525,000 Recourse Feb-23 L + 2.25% 4.75% $295,000 Investment-level debt Mortgage debt – net lease (fixed) Non-recourse Oct-27 4.33% 4.33% 746,444 Mortgage debt – net lease (floating) Non-recourse May-21 L + 2.49% 4.99% 58,512 Mortgage debt – operating real estate (fixed) Non-recourse Jul-24 4.56% 4.56% 262,753 Mortgage debt – operating real estate (floating) Non-recourse Apr-23 L + 4.00% 6.50% 31,126 Master repurchase facilities $2,050,000 Limited recourse May-22 L + 2.10% 4.61% 880,288 CMBS credit facilities(5) Recourse N/A L + 1.19% 3.69% 190,630 Securitization bonds payable Non-recourse Jul-31 L + 3.89% 6.39% 79,824 Total / W.A. debt (CLNC share) Sep-24 4.56% $2,544,577 Book value Stockholders’ equity $2,706,905 Noncontrolling interests in the Operating Partnership 65,614 Total book value of common equity (CLNC share) 2,772,519 Total capitalization $5,317,096 *Maximum availability under the corporate revolving credit facility increased to $560 million subsequent to the fourth quarter 2018 16 See footnotes in the appendix 16

ColonyCredit REAL ESTATE

VI. CAPITALIZATION OVERVIEW

($ in thousands; as of December 31, 2018; at CLNC share)

	Maximum availability	Recourse vs. Non-recourse[1]	W.A. extended maturity[2]	W.A. contractual interest rate[2]	W.A. all-in COF[2][3]	Outstanding debt (UPB)[4]
Corporate debt						
Corporate revolving credit facility*	$525,000	Recourse	Feb-23	L + 2.25%	4.75%	$295,000
Investment-level debt						
Mortgage debt – net lease (fixed)		Non-recourse	Oct-27	4.33%	4.33%	746,444
Mortgage debt – net lease (floating)		Non-recourse	May-21	L + 2.49%	4.99%	58,512
Mortgage debt – operating real estate (fixed)		Non-recourse	Jul-24	4.56%	4.56%	262,753
Mortgage debt – operating real estate (floating)		Non-recourse	Apr-23	L + 4.00%	6.50%	31,126
Master repurchase facilities	$2,050,000	Limited recourse	May-22	L + 2.10%	4.61%	880,288
CMBS credit facilities[5]		Recourse	N/A	L + 1.19%	3.69%	190,630
Securitization bonds payable		Non-recourse	Jul-31	L + 3.89%	6.39%	79,824
Total / W.A. debt (CLNC share)			**Sep-24**		**4.56%**	**$2,544,577**

	Book value
Stockholders' equity	$2,706,905
Noncontrolling interests in the Operating Partnership	65,614
Total book value of common equity (CLNC share)	**2,772,519**
Total capitalization	**$5,317,096**

**Maximum availability under the corporate revolving credit facility increased to $560 million subsequent to the fourth quarter 2018*

16

See footnotes in the appendix

VII. APPENDIX

VII. IMPORTANT NOTE REGARDING FINANCIAL STATEMENTS Colony Credit Real Estate was formed on January 31, 2018, through the combination of a select commercial real estate debt and credit real estate portfolio of Colony Capital, Inc. (“Colony Capital Investment Entities”) with substantially all of the assets and liabilities of NorthStar Real Estate Income Trust, Inc. and all of the assets and liabilities of NorthStar Real Estate Income II, Inc. For the period ending and prior to December 31, 2017, the following financial statements represent only the results of operations for the Colony Capital Investment Entities, as the accounting acquirer, on a stand-alone basis. As a result, comparisons of the Company’s period to period accompanying consolidated financial information may not be meaningful.

VII. APPENDIX – CONSOLIDATED BALANCE SHEET (In thousands, except share and per share data; as of December 31, 2018 unless otherwise stated) December 31, 2018 December 31, 2017 Assets Cash and cash equivalents 77,317 25,204 Restricted cash 110,146 41,901 Loans and preferred equity held for investment, net 2,020,497 1,300,784 Real estate securities, available for sale, at fair value 228,185 -Real estate, net 1,959,690 219,740 Investments in unconsolidated ventures ($160,851 and $24,417 at fair value, respectively) 903,037 203,720 Receivables, net 48,806 35,512 Deferred leasing costs and intangible assets, net 134,068 11,014 Other assets 62,006 1,527 Mortgage loans held in securitization trusts, at fair value 3,116,978 -Total assets $ 8,660,730 $ 1,839,402 Liabilities Securitization bonds payable, net 81,372 108,679 Mortgage and other notes payable, net 1,173,019 280,982 Credit facilities 1,365,918 -Due to related party 15,019 -Accrued and other liabilities 106,187 5,175 Intangible liabilities, net 15,096 36 Escrow deposits payable 65,995 36,960 Dividends payable 18,986 -Mortgage obligations issued by securitization trusts, at fair value 2,973,936 -Total liabilities 5,815,528 431,832 Commitments and contingencies Equity Stockholders’ equity Preferred stock, $0.01 par value, 50,000,000 shares authorized, no shares issued and outstanding as of December — -31, 2018 and December 31, 2017 Common stock, $0.01 par value per share Class A, 905,000,000 shares authorized, 83,410,376 and 100 shares issued and outstanding as of December 834 -31, 2018 and December 31, 2017, respectively Class B-3, 45,000,000 shares authorized, 44,399,444 and no shares issued and outstanding as of December 444 -31, 2018 and December 31, 2017, respectively Additional paid-in capital 2,899,353 821,031 Retained earnings (accumulated deficit) (193,327) 258,777 Accumulated other comprehensive income (399) -Total stockholders’ equity 2,706,905 1,079,808 Noncontrolling interests in investment entities 72,683 327,762 Noncontrolling interests in the Operating Partnership 65,614 -Total equity 2,845,202 1,407,570 Total liabilities and equity $ 8,660,730 $ 1,839,402 19 19

VII. APPENDIX – CONSOLIDATED STATEMENTS OF OPERATIONS

ColonyCredit REAL ESTATE

(In thousands, except per share data; as of December 31, 2018 unless otherwise stated)

	Three Months Ended December 31,		Year Ended December 31,	
	2018	2017	2018	2017
Net interest income				
Interest income	$ 38,580	$ 31,772	$ 151,653	$ 140,214
Interest expense	(16,808)	(4,574)	(47,074)	(21,019)
Interest income on mortgage loans held in securitization trusts	38,749	-	143,371	-
Interest expense on mortgage obligations issued by securitization trusts	(35,380)	-	(132,411)	-
Net interest income	25,141	27,198	115,539	119,195
Property and other income				
Property operating income	58,633	6,543	178,339	23,750
Other income	499	132	3,651	791
Total property and other income	59,132	6,675	181,990	24,541
Expenses				
Management fee expense	11,522	-	43,190	-
Property operating expense	24,430	2,271	73,616	7,978
Transaction, investment and servicing expense	(1,412)	444	36,800	2,570
Interest expense on real estate	13,990	1,336	43,437	5,095
Depreciation and amortization	18,297	1,570	90,986	9,137
Provision for loan losses	79,369	518	113,911	518
Impairment of operating real estate	2,435	-	31,813	-
Administrative expense (including $3,208, $0, $7,113 and $0 of equity-based compensation expense, respectively)	9,725	3,015	26,634	12,669
Total expenses	158,356	9,154	460,387	37,967
Other income (loss)				
Unrealized gain on mortgage loans and obligations held in securitization trusts, net	1,749	-	5,003	-
Realized loss on mortgage loans and obligations held in securitization trusts, net	(695)	-	(3,447)	-
Other gain (loss) on investments, net	(3,226)	3	(2,766)	(390)
Income (loss) before equity in earnings of unconsolidated ventures and income taxes	**(76,255)**	**24,722**	**(164,068)**	**105,379**
Equity in earnings of unconsolidated ventures	(15,999)	9,410	23,774	24,709
Income tax expense	(39,906)	(2,081)	(37,059)	(2,208)
Net income (loss)	**(132,160)**	**32,051**	**(177,353)**	**127,880**
Net (income) loss attributable to noncontrolling interests:				
Investment entities	1,983	(10,634)	4,771	(39,376)
Operating Partnership	3,088	-	4,084	-
Net income (loss) attributable to Colony Credit Real Estate, Inc. common stockholders	**$ (127,089)**	**$ 21,417**	**$ (168,498)**	**$ 88,504**
Net income (loss) per common share – basic and diluted	**$ (1.00)**	**$ 0.45**	**$ (1.41)**	**$ 1.86**
Weighted average shares of common stock outstanding – basic and diluted	**127,872**	**44,399**	**120,677**	**44,399**

20

VII. APPENDIX – OUTSTANDING COMMON SHARES AND OP UNITS As of As of December 31, 2018 September 30, 2018 Class A common stock 83,410,376 83,487,352 Class B-3 common stock 44,399,444 44,399,444 OP units 3,075,623 3,075,623 Total common stock and OP units outstanding 130,885,443 130,962,419

VII. APPENDIX – RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION ($ and shares in thousands, except per share data; as of December 31, 2018) (Unaudited) Reconciliation of GAAP total assets to CLNC share of total assets As of December 31, 2018 Consolidated NCI(1) At CLNC share(2) Cash and cash equivalents $ 77,317 $ 2,269 $ 75,048 Restricted cash 110,146 2,693 107,453 Loans and preferred equity held for investment, net 2,020,497 7,429 2,013,068 Real estate securities, available for sale, at fair value 228,185 — 228,185 Real estate, net 1,959,690 136,647 1,823,043 Investments in unconsolidated ventures 903,037 58 902,979 Receivables, net 48,806 824 47,982 Deferred leasing costs and intangible assets, net 134,068 6,711 127,357 Other assets 62,006 2,961 59,045 Mortgage loans held in securitization trusts, at fair value(3) 3,116,978 2,973,936 143,042 Total assets $ 8,660,730 $ 3,133,528 $ 5,527,202 Reconciliation of GAAP book value to undepreciated book value As of December 31, 2018 GAAP book value (excluding noncontrolling interests in investment entities) $ 2,772,519 Accumulated depreciation and amortization 82,398 Undepreciated book value $ 2,854,917 Undepreciated book value per share(4) $ 21.81 Total common shares and OP units outstanding(4) 130,885

VII. APPENDIX – RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION (CONT’D) ($ and shares in thousands, except per share data; as of December 31, 2018 unless otherwise stated) (Unaudited) Reconciliation of GAAP net loss to core earnings (loss) Three Months Ended December 31, 2018 Year Ended December 31, 2018 Net loss attributable to Colony Credit Real Estate, Inc. common stockholders $ (127,089) $ (168,498) Adjustments: Net income attributable to noncontrolling interest of the Operating Partnership (3,088) (4,084) Non-cash equity compensation expense 3,208 7,113 Transaction costs (1,045) 3 1,882 Depreciation and amortization 19,161 9 3,272 Net unrealized loss: Provision for loan losses(1) 79,369 114,428 Impairment of operating real estate(1) 2,435 3 1,813 Other unrealized loss 2,241 1,568 Depreciation, amortization and impairment previously adjusted for Core earnings (loss) on real estate sold (9,491) (9,491) Adjustments related to noncontrolling interests in investment entities (3,041) (11,891) Core earnings (loss) attributable to Colony Credit Real Estate, Inc. common stockholders and noncontrolling interest of the Operating Partnership(1) $ (37,340) $ 8 6,112 Core earnings (loss) per share(2)(3) $ (0.29) $ 0.70 Weighted average number of common shares and OP units(2)(3) 130,948 123,752 23 See footnotes in the appendix

VII. APPENDIX – RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION (CONT’D) ($ in thousands; as of December 31, 2018) (Unaudited) Reconciliation of GAAP net income/(loss) to NOI/EBITDA Three Months Ended December 31, 2018 Net lease Operating real estate real estate Net income (loss) attributable to Colony Credit Real Estate, Inc. common stockholders $ 4,692 $ (3,873) Adjustments: Net income (loss) attributable to noncontrolling interests in investment entities 25 (185) Straight-line rent revenue and amortization of above- and below-market lease intangibles (2,037) (805) Interest expense on real estate 9,373 4,617 Transaction, investment and servicing expense 428 4 Depreciation and amortization 7,815 10,482 Administrative expense 97 -Other gain on investments, net (2,666) -Impairment of operating real estate — 2,435 Other income (252) -Income tax expense 1,216 -NOI/EBITDA attributable to noncontrolling interest in investment entities (239) (907) Total NOI/EBITDA, at share $ 18,452 $ 11,768 Asset sold during the fourth quarter 2018 — (756) Total NOI/EBITDA, at share (excluding asset sold during the fourth quarter 2018) $ 18,452 $ 11,012

VII. APPENDIX – FOOTNOTES Page 7 1. The Company calculates Core Earnings per share, a non-GAAP financial measure, based on a weighted average number of common shares and OP units (held by members other than the Company or its subsidiaries). For the fourth quarter 2018, the weighted average number of common shares and OP units was approximately 130.9 million 2. The Company calculates core earnings per share, a non-GAAP financial measure, based on a weighted average number of common shares and OP units (held by members other than the Company or its subsidiaries). For Core Earnings per share, the Company assumes 44.4 million shares of Class B-3 stock and 3.1 million of OP unitswere outstanding prior to January 31, 2018 to reflect the standalone pre-merger financial information of the accounting acquirer. Following January 31, 2018, the Company assumes approximately 131.0 million of shares of Class A common stock, Class B-3 common stock and OP units were outstanding. For the year ended 2018, the weighted average number of common shares and OP units was approximately 123.8 million Page 8 1. Represents CLNC share as of December 31, 2018. This includes noncontrolling interests in the Operating Partnership and excludes noncontrolling interests in investment entities 2. Debt-to-asset ratio based on total outstanding secured debt agreements at CLNC share divided by total assets at CLNC share as of December 31, 2018 3. Based on annualized dividend of $1.74 and CLNC closing stock price of $17.70 as of February 26, 2019 4. Based on carrying values at CLNC share as of December 31, 2018 and excludes CMBS, mortgage loans held in securitization trusts and private equity interests 5. Other includes: (i) manufactured housing communities, (ii) commercial and residential development and predevelopment and (iii) mixed-use assets 6. Other includes one collateral asset based in Latin America 7. Senior loans and mezzanine loans are net of $107.4 million of allowance for loan losses. Does not include $4.9 million of provision for loan loss associated with a receivable for operating expenses paid by the Company on the borrower’s behalf in connection with four loans which were foreclosed upon in January 2019 8. Preferred equity balances include $57.1 million of carrying value at CLNC share related to equity participation interests 9. Includes securitization assets which are presented net of the impact from consolidation 10. Net lease real estate and operating real estate are net of $24.9 million of impairments. Includes deferred leasing costs and other intangible assets Page 9 1. Represents carrying values, net of $107.4 million of allowance for loan losses, at CLNC share as of December 31, 2018. Does not include $4.9 million of provision for loan loss associated with a receivable for operating expenses paid by the Company on the borrower’s behalf in connection with four loans which were foreclosed upon in January 2019 2. Represents the remaining loan term based on the current contractual maturity date of loans and is weighted by carrying value at CLNC share as of December 31, 2018 3. Represents the remaining loan term based on maximum maturity date assuming all extension options on loans are exercised by the borrower and is weighted by carrying value at CLNC share as of December 31, 2018 4. In addition to the stated cash coupon rate, unlevered all-in yield includes non-cash payment in-kind interest income and the accrual of origination, extension and exit fees. Unlevered all-in yield for the loan portfolio assumes the applicable floating benchmark rate as of December 31, 2018 for W.A. calculations 5. Based on carrying values at CLNC share as of December 31, 2018 6. Other includes: (i) manufactured housing communities, (ii) commercial and residential development and predevelopment and (iii) mixed-use assets 7. Other includes one collateral asset based in Latin America Page 10 1. Represents carrying values, net of $107.4 million of allowance for loan losses, at CLNC share as of December 31, 2018. Does not include $4.9 million of provision for loan loss associated with a receivable for operating expenses paid by the Company on the borrower’s behalf in connection with four loans which were foreclosed upon in January 2019 2. Represents carrying values net of any in-place investment-level financing at CLNC share as of December 31, 2018 3. In addition to the stated cash coupon rate, unlevered all-in yield includes non-cash payment in-kind interest income and the accrual of origination, extension and exit fees. Unlevered all-in yield for the loan portfolio assumes the applicable floating benchmark rate as of December 31, 2018 for W.A. calculations 4. Represents the remaining loan term based on the current contractual maturity date of loans and is weighted by carrying value at CLNC share as of December 31, 2018 5. Represents the remaining loan term based on maximum maturity date assuming all extension options on loans are exercised by the borrower and is weighted by carrying value at CLNC share as of December 31, 2018 6. Preferred equity balances include $57.1 million of carrying value at CLNC share related to equity participation interests

VII. APPENDIX – FOOTNOTES (CONT’D) Page 11 1. Represents principal amounts and carrying values at CLNC share as of December 31, 2018; for securitization assets, at CLNC share values are presented net of the impact from consolidation 2. Represents carrying values net of any in-place investment-level financing at CLNC share as of December 31, 2018 3. In addition to the stated cash coupon rate, unlevered all-in yield includes non-cash interest income related to the accretion of purchase discounts and are loss-adjusted for the non-rated CRE debt securities. W.A. calculation based on carrying value at CLNC share as of December 31, 2018 4. W.A. calculation based on carrying value at CLNC share as of December 31, 2018 5. Investment count represents total number of tranches acquired; three total “B-piece” transactions 6. Based on carrying values at CLNC share as of December 31, 2018 Page 12 1. Represents undepreciated carrying values at CLNC share as of December 31, 2018 2. Represents undepreciated carrying values net of any in-place investment-level financing at CLNC share as of December 31, 2018 3. Represents reported NOI for the fourth quarter 2018 at CLNC share 4. Annualized NOI is calculated by annualizing reported NOI for the fourth quarter 2018 at CLNC share 5. Represents the percent leased as of December 31, 2018 and is weighted by undepreciated carrying value at CLNC share as of December 31, 2018 6. Based on in-place leases (defined as occupied and paying leases) as of December 31, 2018 and assumes that no renewal options are exercised. W.A. calculation based on undepreciated carrying value at CLNC share as of December 31, 2018 7. Based on undepreciated carrying values at CLNC share as of December 31, 2018 Page 13 1. Represents undepreciated carrying values at CLNC share as of December 31, 2018 2. Represents undepreciated carrying values net of any in-place investment-level financing at CLNC share as of December 31, 2018 3. Represents reported NOI/EBITDA for the fourth quarter 2018 at CLNC share. Excludes NOI / EBITDA related to an asset sold during the fourth quarter 2018 4. Annualized NOI/EBITDA is calculated by annualizing reported NOI/EBITDA for the fourth quarter 2018 at CLNC share. Excludes NOI / EBITDA related to an asset sold during the fourth quarter 2018 5. Represents the percent leased as of December 31, 2018 except for hotel assets which reflects the average occupancy for the fourth quarter 2018. W.A. calculation based on undepreciated carrying value at CLNC share as of December 31, 2018 6. Based on in-place leases (defined as occupied and paying leases) as of December 31, 2018 and assumes that no renewal options are exercised. W.A. calculation based on undepreciated carrying value at CLNC share as of December 31, 2018. Includes office properties only 7. Based on undepreciated carrying values at CLNC share as of December 31, 2018 Page 14 1. Represents carrying value at CLNC share as of December 31, 2018 2. Based on total investment-level assets at CLNC share as of December 31, 2018 3. Based on adjusted general partner (“GP”) net asset value (“NAV”) as of September 30, 2018, adjusted for Q4 2018 capital contributions and distributions 4. Based on the underlying fund interests in private equity investments by investment type and geographic location based on GP NAV as of September 30, 2018 5. Primarily includes leisure, self-storage, financial services and healthcare Page 15 1. Represents unpaid principal balance (“UPB”) at CLNC share as of December 31, 2018 2. Represents CLNC’s share of total outstanding secured debt agreements less unrestricted cash at CLNC’s share divided by total stockholders’ equity as of December 31, 2018; stockholders’ equity includes noncontrolling interests in the Operating Partnership and excludes noncontrolling interests in investment entities 3. Assumes the applicable floating benchmark rate as of December 31, 2018 for W.A. calculations and is weighted on outstanding debt (UPB) at CLNC share as of December 31, 2018 4. Outstanding debt based on unpaid principal balance at CLNC share as of December 31, 2018 5. Includes noncontrolling interests in the Operating Partnership and excludes noncontrolling interests in investment entities 26

VII. APPENDIX – FOOTNOTES (CONT’D) Page 16 1. Subject to customary non-recourse carve-outs 2. W.A. calculation based on outstanding debt (UPB) at CLNC share as of December 31, 2018. W.A. extended maturity excludes CMBS facilities 3. Assumes the applicable floating benchmark rate as of December 31, 2018 for W.A. calculations 4. Represents unpaid principal balance at CLNC share as of December 31, 2018 5. Maturity dates are dependent on asset type and typically range from one to two month rolling periods Page 22 1. Represents interests in assets held by third party partners 2. Represents the proportionate share attributed to CLNC based on CLNC’s ownership by asset 3. Reflects the net impact of securitization assets and related obligations which are consolidated for accounting purposes 4. The Company calculates undepreciated book value per share, a non-GAAP financial measure, based on the total number of common shares and OP units (held by members other than the Company or its subsidiaries) outstanding at the end of the reporting period. As of December 31, 2018, the total number of common shares and OP units outstanding was approximately 130.9 million Page 23 1. Core Earnings reflects adjustments to U.S. GAAP net income to exclude impairment of real estate and provision for loan losses. Upon realization of the related investments, such impairment and losses, to the extent realized, would be reflected in Core Earnings 2. The Company calculates Core Earnings per share, a non-GAAP financial measure, based on a weighted average number of common shares and OP units (held by members other than the Company or its subsidiaries). For the fourth quarter 2018, the weighted average number of common shares and OP units was approximately 130.9 million 3. The Company calculates core earnings per share, a non-GAAP financial measure, based on a weighted average number of common shares and OP units (held by members other than the Company or its subsidiaries). For Core Earnings per share, the Company assumes 44.4 million shares of Class B-3 stock and 3.1 million of OP unitswere outstanding prior to January 31, 2018 to reflect the standalone pre-merger financial information of the accounting acquirer. Following January 31, 2018, the Company assumes approximately 131.0 million of shares of Class A common stock, Class B-3 common stock and OP units were outstanding. For the year ended 2018, the weighted average number of common shares and OP units was approximately 123.8 million

VII. COMPANY INFORMATION Colony Credit Real Estate, Inc. (NYSE: CLNC) is one of the largest publicly traded commercial real estate credit REITs, focused on originating, acquiring, financing and managing a diversified portfolio consisting primarily of CRE senior mortgage loans, mezzanine loans, preferred equity, debt securities and net leased properties predominantly in the United States. Colony Credit Real Estate is externally managed by a subsidiary of leading global real estate and investment management firm, Colony Capital, Inc. Colony Credit Real Estate is organized as a Maryland corporation that intends to elect to be taxed as a REIT for U.S. federal income tax purposes for its taxable year ending December 31, 2018. For additional information regarding the Company and its management and business, please refer to www.clncredit.com. Shareholder information Headquarters: Company Website: Investor Relations: Analyst Coverage: Los Angeles www.clncredit.com ADDO Investor Relations Raymond James 515 South Flower Street Lasse Glassen Stephen Laws 44th Floor 310-829-5400 901-579-4868 NYSE Ticker: Los Angeles, CA 90071 CLNC lglassen@addoir.com 310-282-8220 New York Stock & Transfer Agent: Press & Media: 590 Madison Avenue American Stock & Transfer Owen Blicksilver P.R., Inc. 34th Floor Trust Company (AST) Caroline Luz New York, NY 10022 866-751-6317 203-656-2829 212-547-2600 help@astfinancial.com caroline@blicksilverpr.com